UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2005

A REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-112750	20-0615133
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, #200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 31, 2005, Scott D. Peters has resigned his position as Chief Financial Officer of A REIT, Inc. (the "Company").

Effective January 31, 2005, the Board of Directors has appointed Kelly J. Caskey, 37, as Chief Financial Officer of the Company. Ms. Caskey will be responsible for all areas of finance, including accounting and financial reporting. From September 2004 to January 2005, Ms. Caskey served as Chief Accounting Officer of the Company and since May 2004, Ms. Caskey continues to serve as Chief Accounting Officer – REITs of Triple Net Properties, LLC (the "Advisor"). From April 1996 to May 2004, Ms. Caskey served as Assistant Controller of The First American Corporation, Inc., a publicly traded title insurance company, and Vice President, Assistant Controller of First American Title Insurance Company, a subsidiary of The First American Corporation. Ms. Caskey will continue to serve as Chief Accounting Officer of G REIT, Inc. and T REIT, Inc. Ms. Caskey is a California Certified Public Accountant and received a BS in Business Administration with an Accounting Concentration from California State University, Fullerton.

The Company’s executive officers, including Ms. Caskey, are employees of the Advisor and are compensated by the Advisor. Ms. Caskey does not have an employment agreement with the Company and will not receive any direct compensation from the Company for her services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A REIT, Inc.

February 2, 2005	By:	/S/ ANTHONY W. THOMPSON

Name: ANTHONY W. THOMPSON
Title: Chief Executive Officer and President